UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) October 5, 2000
                                                          ------------------



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
    ----------------------------     -------         ------------------------
    (State or Other Jurisdiction    (Commission      I.R.S. Employer ID Number
        of Incorporation or         File Number)
           Organization)


                11019 McCormick Road, Hunt Valley, Maryland 21031
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code 410/584-7000
                                                            ------------

Item 5.  Other Events.

On October 5, 2000, EA Engineering, Science, and Technology, Inc. (the "Company")issued the following press release:


                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                  TO TRADE ON NASDAQ SMALLCAP UNDER SYMBOL EACO

Contacts:       Melissa L. Kunkel, Director of Marketing and Communications
                Tel. (410) 527-2442     FAX:  (410) 771-9148
                World Wide Web Site:  http://www.eaest.com

For Release:    Immediately upon receipt 10/5/2000

BALTIMORE, MARYLAND, October 5, 2000...EA Engineering, Science, and Technology, Inc. (NASDAQ: EACOC) today announced that, effective with the open of business Friday October 6, 2000, the Company's trading symbol will be changed from EACOC to EACO. As reported in the Company's June 7, 2000 press release, the Company was granted a temporary exception to meeting the minimum bid price listing requirement, subject to meeting certain conditions. The change in the Company's symbol to EACO signifies Nasdaq's decision that the Company has complied with the terms of its exception and will continue to list on the Nasdaq SmallCap Market.

EA is a publicly held international consulting firm specializing in energy, the environment, and health and safety. Through its network of more than 20 offices, EA provides scientific, engineering, economic, analytical, and management solutions to corporate, utility, municipal, and federal government clients.

Certain of the information contained in this news release contain forward-looking statements that involve risks and uncertainties, such as those related to the Company's contracts and other business risks, including general economic conditions, the effects of the Company's restructuring, and industry-wide market factors, as detailed from time to time in the Company's filings with the Securities and Exchange Commission. IN EACH CASE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EA Engineering, Science, and Technology, Inc.
                                                Registrant


Date:           October 13, 2000               By:  /s/ Barbara L. Posner
       ---------------------------------        -----------------------------
                                                 Barbara L. Posner
                                                 Chief Financial Officer
                                                 Chief Operating Officer